Exhibit 99.1

SUTHERLAND ASSET MANAGEMENT CORPORATION ANNOUNCES FOURTH QUARTER 2016 RESULTS

 - Originated Approximately $521 Million of Loans During Fourth Quarter 2016 -

- Declared and Raised First Quarter 2017 Dividend by 5.7% to $0.37 Per Share -

New York, New York, March 14, 2017 / PRNewswire / – Sutherland Asset Management Corporation (“Sutherland” or the “Company”) (NYSE: SLD) today reported financial results for the quarter ended December 31, 2016.

Fourth Quarter Highlights:

•	Net income of $26.1 million, or $0.83 per share of common stock
•	Core earnings of $11.1 million, or $0.35 per share of common stock
•	Net Book Value of $16.80 per share of common stock as of December 31, 2016
•	Completed merger with ZAIS Financial Corp. increasing stockholders’ equity to approximately $552 million
•	Originated $143.6 million of small balance commercial (“SBC”) loans during the quarter
•	Originated $13.7 million of loans guaranteed by the U.S. Small Business Administration (the “SBA”) under its Section 7(a) loan program during the quarter
•	Originated $363.6 million of residential mortgage loans during the two months ended December 2016
•	Completed securitization of $162.1 million originated SBC loans and sold $133.9 million in senior bonds at a weighted average interest rate of 3.37%

Highlight Subsequent to Quarter End

•	Completed a $75.0 million debt offering in February 2017 by issuing 7.5% Senior Secured Notes

A summary of Sutherland’s operating results for the quarter ended December 31, 2016 is presented below. Sutherland reported U.S. GAAP net income attributable to common stockholders for the three months ended December 31, 2016 of $26.1 million, or $0.83 per share of common stock, and Core Earnings (a non-GAAP financial measure) of $11.1 million, or $0.35 per share of common stock.

The Company issued a full detailed presentation of its fourth quarter 2016 results, which can be viewed in the investor relations section at www.sutherlandam.com.

“With the closing of the merger, Sutherland is well-positioned to accelerate growth in the coming years and create meaningful value for our shareholders,” stated Thomas Capasse, Chairman and Chief Executive Officer.  “We are proud that our team successfully originated $520 million in new loans in the fourth quarter, indicative of the level of opportunity available in today’s market. Given our strong pipeline and cash flows, the Board had confidence to raise our quarterly dividend by over 5% reflecting our positive outlook for the Company as we enter 2017.”

Common Dividends

During the first quarter of 2017, the Company’s Board of Directors declared a quarterly cash dividend increase of 5.7% to $0.37 per share of common stock and operating partnership unit (“OP unit”) in its operating partnership subsidiary for the quarter ended March 31, 2017 to common shareholders and OP unit holders of record as of March 31, 2017.  The dividend is payable on April 14, 2017.  The ex-dividend date is March 29, 2017.

During the fourth quarter of 2016, the Company’s Board of Directors declared a quarterly cash dividend of $0.35 per share of common stock and OP unit for the quarter ended December 31, 2016 to common stockholders and OP unit holders of record as of December 30, 2016.  The dividend was paid on January 27, 2017.

Use of Non-GAAP Financial Information

In addition to the results presented in accordance with accounting principles generally accepted in the United States ("U.S. GAAP"), this press release includes Core Earnings which is a non-U.S. GAAP financial measure. The Company defines Core Earnings as net income adjusted for unrealized or realized gains (losses) related to mortgage backed securities,  unrealized gains (losses) related to residential mortgage servicing rights, bargain purchase gains, losses on discontinued operations and non-recurring expenses.

The Company believes that providing investors with this non-U.S. GAAP financial information, in addition to the related U.S. GAAP measures, gives investors greater transparency into the information used by management in its financial and operational decision-making. However, because Core Earnings is an incomplete measure of the Company's financial performance and involves differences from net income computed in accordance with U.S. GAAP, it should be considered along with, but not as an alternative to, the Company's net income computed in accordance with U.S. GAAP as a measure of the Company's financial performance. In addition, because not all companies use identical calculations, the Company's presentation of Core Earnings may not be comparable to other similarly-titled measures of other companies.

The following table reconciles net income computed in accordance with U.S. GAAP to Core Earnings for the three months ended December 31, 2016:

(In Millions)
Net Income	$26.1
Reconciling items:
Unrealized (gain) loss on mortgage-backed securities	0.6
Realized (gain) loss on mortgage-backed securities	0.1
Unrealized (gain) loss on residential mortgage servicing rights	(6.9)
Bargain purchase gain	(15.2)
Merger transaction costs	2.0
Employee severance	0.1
Loss on discontinued operations	3.0
Total reconciling items	(16.3)
Income tax adjustments	1.3
Core earnings	$11.1

Webcast and Earnings Conference Call

Management will host a webcast and conference call on Tuesday, March 14, 2017 at 5:00 pm ET to provide a general business update and discuss the financial results for the quarter ended December 31, 2016.  The webcast is available in the Investor Relations section of the Company’s website at www.sutherlandam.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. The conference call can be accessed by dialing (877) 604-9673.

A replay of the call will also be available on the Investor Relations section of the Company’s website at www.sutherlandam.com.  A replay of the call will be available approximately two hours after the live call and will be available through March 28, 2017.  To access the replay, dial (844) 512-2921.  The replay pin number is 6056621.

Safe Harbor Statement

This press release contains statements that constitute "forward-looking statements," as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company's expectations include, but are not limited to, applicable regulatory changes; general volatility of the capital markets; changes in the Company’s investment objectives and business strategy; the availability of financing on acceptable terms or at all; the availability, terms and deployment of capital; the availability of suitable investment opportunities; changes in the interest rates or the general economy; increased rates of default and/or decreased recovery rates on investments; changes in interest rates, interest rate spreads, the yield curve or prepayment rates; changes in prepayments of Company’s assets; the degree and nature of competition, including competition for the Company's target assets; and other factors, including those set forth in the Risk Factors section of the Company's Registration Statement on Form S-4, the most recent Annual Report on Form 10-

K filed with the SEC, and other reports filed by the Company with the SEC, copies of which are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Investor Relations:

Bevin Black

BBlack@waterfallam.com

212-257-4629

Additional information can be found on the Company’s website at www.sutherlandam.com.

SUTHERLAND ASSET MANAGEMENT CORPORATION

Unaudited CONSOLIDATED BALANCE SHEETS

(In Thousands)	December 31, 2016	December 31, 2015
Assets:
Cash and cash equivalents	$59,566	$41,569
Restricted cash	20,190	14,757
Short-term investments	319,984	249,989
Loans, held-for-investment (net of allowances for loan losses of $12,721 at December 31, 2016 and $12,255 at December 31, 2015)	929,529	927,218
Loans, held at fair value	81,592	155,134
Loans, held for sale, at fair value	181,797	—
Mortgage backed securities, at fair value	32,391	213,504
Loans eligible for repurchase from Ginnie Mae	137,986	—
Real estate acquired in settlement of loans	3,933	8,224
Derivative instruments, at fair value	5,785	723
Servicing rights	22,478	27,250
Residential mortgage servicing rights, at fair value	61,376	—
Intangible assets	3,636	1,000
Other assets	53,928	30,045
Assets of consolidated VIEs	691,096	649,043
Assets of discontinued operations held for sale	—	11,325
Total Assets	$2,605,267	$2,329,781
Liabilities:
Borrowings under credit facilities	326,610	175,306
Promissory note payable	7,378	—
Securitized debt obligations of consolidated VIEs	492,942	461,522
Borrowings under repurchase agreements	600,852	644,137
Guaranteed loan financing	390,555	499,187
Contingent consideration	14,487	—
Liabilities for loans eligible for repurchase from Ginnie Mae	137,986	—
Derivative instruments, at fair value	643	1,499
Dividends payable	11,505	13,366
Accounts payable and other accrued liabilities	70,207	47,665
Liabilities of discontinued operations held for sale	—	6,886
Total Liabilities	$2,053,165	$1,849,568
Stockholders’ Equity
Common stock, $0.0001 par value, 500,000,000 shares authorized, 30,549,084 and 25,739,847 shares issued and outstanding, respectively	3	2
Preferred stock, $1,000 par value, 125 shares authorized, 125 shares issued and outstanding as of December 31, 2015	—	125
Additional paid-in capital	513,295	447,093
Retained deficit	(201)	(5,899)
Total Sutherland Asset Management Corporation equity	513,097	441,321
Non-controlling interests	39,005	38,892
Total Stockholders’ Equity	$552,102	$480,213
Total Liabilities and Stockholders’ Equity	$2,605,267	$2,329,781

SUTHERLAND ASSET MANAGEMENT CORPORATION

Unaudited CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended December 31,	Year Ended December 31,
(In Thousands, except share data)	2016	2016
Interest income
Loans, held-for-investment	$26,931	$117,049
Loans, held at fair value	3,321	13,457
Loans, held for sale, at fair value	1,627	1,627
Mortgage backed securities, at fair value	862	4,890
Total interest income	32,741	137,023
Interest expense
Borrowings under credit facilities	(3,098)	(9,495)
Promissory note payable	(79)	(164)
Securitized debt obligations of consolidated VIEs	(4,445)	(17,619)
Borrowings under repurchase agreements	(4,658)	(16,344)
Guaranteed loan financing	(3,270)	(13,971)
Exchangeable senior notes	(179)	(179)
Total interest expense	(15,729)	(57,772)
Net interest income before provision for loan losses	17,012	79,251
Provision for loan losses	(3,130)	(7,819)
Net interest income after provision for loan losses	13,882	71,432
Other income (expense)
Other income	5,230	10,565
Servicing income, net of amortization and impairment	4,238	8,658
Gain on bargain purchase	15,218	15,218
Employee compensation and benefits	(10,660)	(24,665)
Allocated employee compensation and benefits from related party	(968)	(3,668)
Professional fees	(4,847)	(13,420)
Management fees – related party	(1,968)	(7,432)
Loan servicing expense	(722)	(4,611)
Other operating expenses	(6,754)	(17,939)
Total other income (expense)	(1,233)	(37,294)
Net realized gain on financial instruments	12,276	15,996
Net unrealized gain on financial instruments	9,281	15,081
Net income from continued operations before income tax provisions	34,206	65,215
Provision for income taxes	(6,325)	(9,651)
Net income from continuing operations	27,881	55,564
Discontinued operations
Loss from discontinued operations (including loss on disposal of $2,695)	(2,962)	(3,538)
Income tax benefit	1,155	1,380
Income (loss) from discontinued operations	(1,807)	(2,158)
Net income	26,074	53,406
Less: Net income attributable to non-controlling interest	2,020	4,237
Net income attributable to Sutherland Asset Management Corporation	$24,054	$49,169
Earnings (loss) per share:
Continuing operations	$0.89	$1.93
Discontinued operations	$(0.06)	$(0.08)
Basic and diluted weighted-average shares outstanding	28,963,695	26,647,981

SUTHERLAND ASSET MANAGEMENT CORPORATION

Unaudited SEGMENT REPORTING

fOR THE THREE MONTHS ENDED DECEMBER 31, 2016

		SBC	SBA Originations,	Residential
	Loan	Conventional	Acquisitions,	Mortgage
(In Thousands)	Acquisitions	Originations	and Servicing	Banking	Consolidated

Interest income
Loans, held-for-investment	$16,298	205	10,428	—	$26,931
Loans, held at fair value	424	2,897	—	—	3,321
Loans, held for sale, at fair value	299	619	—	709	1,627
Mortgage backed securities, at fair value	862	—	—	—	862
Total interest income	17,883	3,721	10,428	709	32,741
Interest expense
Borrowings under credit facilities	(1,901)	(129)	(511)	(557)	(3,098)
Promissory note payable	(79)	—	—	—	(79)
Securitized debt obligations	(4,139)	—	(306)	—	(4,445)
Borrowings under repurchase agreements	(2,817)	(1,841)	—	—	(4,658)
Guaranteed loan financing	—	—	(3,270)	—	(3,270)
Exchangeable senior notes	(179)	—	—	—	(179)
Total interest expense	(9,115)	(1,970)	(4,087)	(557)	(15,729)
Net interest income before provision for loan losses	8,768	1,751	6,341	152	17,012
Provision for loan losses	(3,114)	(21)	5	—	(3,130)
Net interest income after provision for loan losses	5,654	1,730	6,346	152	13,882
Other income (expense)
Other income	2,637	903	275	1,415	5,230
Servicing income	6	149	1,547	2,536	4,238
Gain on bargain purchase	15,218	—	—	—	15,218
Employee compensation and benefits	(242)	(2,554)	(2,286)	(5,578)	(10,660)
Allocated employee compensation and benefits from related party	(46)	(615)	(307)	—	(968)
Professional fees	(4,026)	(429)	(751)	359	(4,847)
Management fees – related party	(1,292)	(255)	(284)	(137)	(1,968)
Loan servicing expense	461	(231)	47	(999)	(722)
Other operating expenses	(2,608)	(1,736)	(739)	(1,671)	(6,754)
Total other income (expense)	10,108	(4,768)	(2,498)	(4,075)	(1,233)
Net realized gain on financial instruments	950	1,067	1,177	9,082	12,276
Net unrealized gain on financial instruments	179	5,041	—	4,061	9,281
Net income before income tax provisions	16,891	3,070	5,025	9,220	34,206
Provision for income taxes	111	(901)	(1,979)	(3,556)	(6,325)
Net income	$17,002	$2,169	$3,046	$5,664	$27,881
Loss from discontinued operations					(1,807)
Net income					$26,074
Less: Net income attributable to non-controlling interests					2,020
Net income attributable to Sutherland Asset Management Corporation					$24,054
Total Assets	$1,484,772	$170,161	$597,193	$353,141	$2,605,267